EXHIBIT 5.1

                              Thermo TerraTech Inc.
                                 81 Wyman Street
                             Waltham, MA 02254-9046

                                  April 3, 1996


        Thermo TerraTech Inc.
        81 Wyman Street
        Waltham, MA 02254-9046

             Re:  Registration Statement on Form S-2 Relating to
                  Warrants to Purchase 700,500 Shares of Common
                  Stock and 700,500 Shares of Common Stock
                  Issuable Upon Exercise of Such Warrants

        Dear Sirs:

             I am General Counsel to Thermo TerraTech Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-2 (the "Registration Statement"), of
        (i) Common Stock Purchase Warrants (the "Warrants") to purchase 700,500 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the "Company, and (ii) the issuance of 700,500 shares of Common Stock (the "Shares") that may be acquired upon exercise of the Warrants.

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Warrants and the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

             2. The Warrants have been duly authorized and validly issued by the Company.

             3. The issuance and sale of the Shares has been duly authorized by the Company. The Shares, when issued and sold upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.
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             I hereby consent to the filing of this opinion as Exhibit
        5.1 to the Registration Statement.

                                           Very truly yours,



                                           Seth H. Hoogasian
                                           General Counsel

        SHH/mj